Exhibit 99.1

Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407

For release: June 13, 2014

Sealed Air Announces Closing of Secondary Offering by Selling Stockholder

Elmwood Park, N.J., June 13, 2014 – Sealed Air Corporation (“Sealed Air”) (NYSE: SEE) today announced the closing of the previously announced underwritten offering of 5,000,000 shares of its common stock by WRG Asbestos PI Trust (the “selling stockholder”) at a price of $33.06 per share. The selling stockholder received all of the proceeds from this offering. No shares of common stock were sold by Sealed Air. Sealed Air also completed its previously announced repurchase of 3,932,244 shares of common stock from the selling stockholder at a price of $33.06 per share, which was conditioned on the completion of the secondary offering.

Credit Suisse Securities (USA) LLC acted as the sole underwriter of the offering.

A registration statement relating to the shares is effective with the Securities and Exchange Commission (“SEC”). A prospectus supplement relating to the offering has been filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus may be obtained by contacting Credit Suisse Securities (USA) LLC by mail at Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, by telephone at (800) 221-1037, or by Email at newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities has been made only by means of the prospectus supplement and the accompanying prospectus.

Business

Sealed Air creates a world that feels, tastes and works better. In 2013, Sealed Air generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey™ cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. These statements include comments as to future events that may affect Sealed Air, which are based upon management’s current expectations and are subject to uncertainties, many of which are outside Sealed Air’s control. Forward-looking statements can be identified by such words as “anticipates,” “expects,” “believes,” “plan,” “could,” “estimate,” “will” and similar expressions. A variety of factors may cause actual results to differ materially from these expectations, including economic conditions affecting packaging utilization, changes in raw material costs, currency translation effects, and legal proceedings. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as may be revised and updated from time to time by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. These reports are available on the Securities and Exchange Commission’s website at www.sec.gov or our Investor Relations home page at http://ir.sealedair.com. Information on Sealed Air’s website is not incorporated into, and does not form a part of, this press release. Sealed Air does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Source: Sealed Air Corporation

Sealed Air Corporation

Investors:

Lori Chaitman, 201-703-4161

or

Media:

Ken Aurichio, 201-703-4164